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                                                                    EXHIBIT 23.1

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 14, 1996, relating to the financial statements of Laser Vision Centers, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP
St. Louis, Missouri

March 7, 1997